Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Barbara Brungess 610-727-7199 bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN TO ACQUIRE WORLD COURIER GROUP, INC.

VALLEY FORGE, PA, March 6, 2012 — AmerisourceBergen Corporation (NYSE: ABC) today announced that it has signed a definitive agreement to purchase World Courier Group, Inc., a privately held leading global specialty transportation and logistics provider for the biopharmaceutical industry, for $520 million in cash. The purchase price is subject to a customary working capital adjustment. The acquisition is expected to be neutral to the Company’s fiscal year 2012 earnings, and $0.06 to $0.10 accretive in fiscal 2013. The transaction is subject to certain regulatory reviews and other customary closing conditions, and is expected to close in the third quarter of fiscal 2012, which ends June 30, 2012.

World Courier, the premier global specialty provider of transportation, storage and distribution services for multinational biopharmaceutical clinical trials in addition to other end markets, will become a new operating segment within AmerisourceBergen. “The acquisition of World Courier adds a new premium specialty service to our existing portfolio of market leading pharmaceutical manufacturer services,” said Steven H. Collis, AmerisourceBergen President and Chief Executive Officer. “The addition of World Courier’s unique capabilities and expertise to our existing commercialization services further strengthens our offerings to global pharmaceutical manufacturers, and provides an established platform for the introduction of our specialty services outside North America.”

World Courier’s President, Wayne B. Heyland, will continue on in this position, reporting directly to Collis. “We are very pleased to bring our global expertise and decades of experience serving international biopharmaceutical manufacturers and contract research organizations (CROs) to AmerisourceBergen,” said Heyland. “Our shared values and similar cultures will ensure the smooth integration of our premium services, which will help both of our organizations take advantage of the tremendous growth opportunities that lie ahead, particularly in international markets. We are very excited to become an integral part of the largest specialty distribution and services provider in the world.”

World Courier’s customized solutions and customer-centric service model complements and meaningfully expands AmerisourceBergen’s existing manufacturer services and commercialization support services. World Courier’s biopharmaceutical clinical trials logistics, investigational drug storage and distribution, and other specialty logistics businesses utilize a company-owned, fully integrated GxP-compliant global network and dedicated, locally based associates to help drive exceptional reliability and customer service in both well-established and emerging markets. World Courier’s annual revenues are expected to be approximately $500 million in calendar year 2012. It has over 137 offices, 13 GMP-compliant storage depots, and 2,500 employees in 52 countries.

About AmerisourceBergen

AmerisourceBergen is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both healthcare providers and pharmaceutical manufacturers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to reimbursement and pharmaceutical consulting services. With more than $80 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 11,000 people. AmerisourceBergen is ranked #27 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

About World Courier

Founded in 1969 by James R. Berger and headquartered in Stamford, Connecticut, World Courier is the largest and most experienced specialty logistics company with a network of 137 wholly-owned ISO 9001-certified offices in 52 countries. It also operates an extensive integrated company-owned network of GMP-compliant investigational drug storage facilities in 13 developing and strategic locations. With a fully GxP-compliant transport and supply chain system in place network-wide, World Courier meets the most demanding industry and regulatory requirements for managing the time- and temperature-sensitive consignments of regulated and other industries. For more information, go to www.worldcourier.com.

Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. Among the factors that could cause actual results to differ materially from those projected, anticipated or implied are the following: changes in pharmaceutical market growth rates; the loss of one or more key customer or supplier relationships; changes in customer mix; customer delinquencies, defaults or insolvencies; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other dispute with customers or suppliers; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale and purchase of pharmaceutical products or services and any related litigation, including shareholder derivative lawsuits; changes in federal and state legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare; changes in regulatory or clinical medical guidelines and/or labeling for the pharmaceutical products we distribute, including certain anemia products; price inflation in branded pharmaceuticals and price deflation in generics; greater or less than anticipated benefit from launches of the generic versions of previously patented pharmaceutical products; significant breakdown or interruption of our information technology systems; our inability to continue to implement an enterprise resource planning (ERP) system to handle business and financial processes and transactions (including processes and transactions relating to our customers and suppliers) of AmerisourceBergen Drug Corporation operations and our corporate functions as intended without functional problems, unanticipated delays and/or cost overruns; success of integration, restructuring or systems initiatives; interest rate and foreign currency exchange rate fluctuations; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States, including changes and/or potential changes in Canadian provincial legislation affecting pharmaceutical product pricing or service fees or regulatory action by provincial authorities in Canada to lower pharmaceutical product pricing and service fees; the impact of divestitures or the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; our inability to successfully complete any other transaction that we may wish to pursue from time to time; changes in tax laws or legislative initiatives that could adversely affect our tax positions and/or our tax liabilities or adverse resolution of challenges to our tax positions; increased costs of maintaining, or reductions in our ability to maintain, adequate liquidity and financing sources; volatility and deterioration of the capital and credit markets; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting our business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act of 1934.

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